JUNIOR SUBORDINATED PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT), (C) TO THE COMPANY OR, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION AS CONFIRMED IN DOCUMENTATION (WHICH AT THE COMPANY'S DISCRETION SHALL INCLUDE AN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL)) IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY (PROVIDED, HOWEVER, THAT IN THE CASE OF CLAUSE (B) EITHER THE TRANSFEREE OR A U.S. REGISTERED BROKER-DEALER ON ITS BEHALF HAS DELIVERED TO THE COMPANY A TRANSFEREE CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY). WITH RESPECT TO TRANSFERS PURSUANT TO CLAUSES (A) AND (B) ABOVE, THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES, FOR THE BENEFIT OF THE COMPANY, THAT IT IS (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (II) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT.

                                                                   Number RJP __
                       JUNIOR SUBORDINATED PROMISSORY NOTE

U.S. $____________                                        Norfolk, Virginia
                                                          October ____, 1998

      FOR VALUE RECEIVED, the undersigned, AUTOINFO, INC. (the "Company") promises to pay to the order of _______________ the principal sum of __________________________________ ($_____________) Dollars with interest at the rate of ten percent (10%) per annum commencing January 1, 1999. Interest shall be payable quarterly in arrears commencing on March 31, 1999. Interest will be computed on the basis of a 360-day year of 12 full 30-day months. The principal amount hereof shall be payable in full on December 31, 2008, unless extended as set forth herein.

      At the sole discretion of the Company, any interest payment required to be made pursuant to this Junior Subordinated Promissory Note may be made in cash or in shares of common stock, par value $.01 per share, of the Company (hereinafter referred to as "Common Stock"). In the event the Company elects to make an interest payment in Common Stock, the Company shall deliver to the Holder of this Note the number of shares of Common Stock as shall be equal to the amount of the interest payment then due divided by the "value per share" (as calculated in accordance with the formula set forth below), multiplied by 1.2 and rounded upwards to the nearest whole share.

      The "value per share" shall be equal to the greater of (a) the average closing bid price of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. or such other market as from time to time shall be the primary market in which the common stock is then traded for the first ten of the last thirteen trading days preceding an interest payment date; or (b) twenty-five cents ($0.25). In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, subdivision, distribution or combination of shares, the Company shall make an appropriate and equitable adjustment to the "value per share", to the end that after such event the Holder's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Company or its Board of Directors (the "Board") shall, in the absence of manifest error, be final and binding upon the Holder, the Company and all other interested persons. Nothing in this Agreement shall entitle the Holder to pre-emptive or similar rights with respect to any issuance of Common Stock or other securities for such consideration as the Board may determine; provided, however that if the Company issues any shares or securities convertible into shares at a price or providing for an exercise a price less than eighty-five (85%) percent of the Market Price on the date of issuance within six (6) months prior to the payment of interest in shares of Common Stock , then the value set forth in subsection (b) above (ie. the twenty-five ($0.25) cent per share value) shall, if applicable, thereafter be adjusted downward by multiplying it by a fraction, the numerator of which is the issuance or exercise price and the denominator of which is the Market Price.

      Any shares of common stock delivered to the Holder pursuant to the terms of this Note in satisfaction of an interest payment will not be registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state or other jurisdiction and, therefore, all such shares of Common Stock may not be sold by the Holder, except pursuant to a registration statement which has been declared effective under the Act or pursuant to an exemption from the registration requirements of the Act. Therefore, all such shares of common stock will bear a legend substantially in the following form:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

      The Company shall pay (i) a late charge of five percent (5%) of any installment of principal or interest due hereunder for failure to make payment within ten (10) days of the due date thereof, and (ii) all costs of collection, including a reasonable attorney's fee, if incurred.

      Prepayment. This Note may be prepaid, in whole or in part, without premium or penalty, upon thirty (30) days prior written notice of the date of prepayment of this Note.

      Events of Default and Acceleration. In the event:

(a)   any payment of any sum due hereunder is not made when due; or

(b) of default in the performance of or compliance with any of the provisions in this Note; or

(c) the Company, pursuant to or within the meaning of any federal or state bankruptcy law (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in any involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,(iv) makes a general assignment for the benefit of creditors; or

(d) a court of competent jurisdiction enters an order or decree under any bankruptcy law that grants relief against the Company in any involuntary case or proceeding, appoints a Custodian of the Company for all or substantially all of its properties, or orders the liquidation of the Company, and in each case the order or decree remains unstayed and in effect for 120 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

(e) the Company defaults on any indebtedness having an outstanding principal amount of more than $1,000,000 (other than the Company's current default on its senior warehouse loan facility with Credit Suisse First Boston Mortgage Capital, LLC), whether such indebtedness now exists or shall be created hereafter, and such default relates to the obligation to pay the principal of any such indebtedness at final maturity; or

(f) the Company merges with another corporation in a transaction in which the survivor of the merger does not succeed to substantially all of the assets of the Company; or

(g) the Company sells or otherwise disposes of all or substantially all of its assets in a transaction or series of transactions, other than in connection with the sale of the Company's automobile finance receivables business; or

and such default in the case as specified above in clause (a) is not cured within fifteen (15) days, or, in the case as specified above in clauses (b) and
(e), such default is not cured within thirty (30) days of the Company's receipt of notification by the Holder, then in such event, the entire balance of principal of the Note with all interest then accrued shall, at the option of the Holder hereof, become immediately due and payable.

      For purposes of this Note, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

      Subordination. This Note and the indebtedness evidenced hereby, including the principal and interest and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to the prior payment in full of all Superior Indebtedness, whether outstanding on the date hereof or hereafter created, all in the manner and with the force and effect hereinafter set forth. No payment of principal or interest (other than payments of interest in shares of Common Stock) shall be made hereunder until all indebtedness of the Company whether absolute or contingent, direct or indirect, for principal, premium, if any, and interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings, whether or not such interest is an allowable claim in any such proceedings) outstanding at any time payable to Credit Suisse First Boston Mortgage Capital LLC, its successors and assigns (the "CSFB Indebtedness")is satisfied in full.

For the purposes hereof, "Superior Holders" shall mean any holders of the "Superior Indebtedness,"and "Superior Indebtedness" shall mean all indebtedness of the Company whether absolute or contingent, direct or indirect, for principal, premium, if any, and interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings, whether or not such interest is an allowable claim in any such proceedings) outstanding at any time, payable to (a) Credit Suisse First Boston Mortgage Capital LLC, its successors and assigns ("CSFB") or (b) any other bank, financial institution or other institutional investor in each case not affiliated with the Company.

      Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property to creditors upon any dissolution or winding up or total or partial liquidation or reorganization or readjustment of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or other cases or proceedings, all principal of, premium, if any, and interest due or to become due upon all Superior Indebtedness shall first be paid in full before the Holder shall be entitled to receive any assets so paid or distributed; and upon any such dissolution or winding up or liquidation or reorganization or readjustment, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Holder would be entitled except for the provisions of this paragraph, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, shall be paid or distributed by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Superior Holders (pro rata to each such Superior Holder on the basis of the respective amounts of Superior Indebtedness held by such Superior Holder) or their representatives, to the extent necessary to pay all Superior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the Superior Holders, before any payment or distribution in respect to this Note (for principal, premium, if any, or interest) is made to the Holder.

      If any payment or distribution of any character, whether in cash, property or securities including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, shall be received by the Holder in contravention of any of the terms of this Note and before all the Superior Indebtedness shall have been paid in full, such payment or distribution shall be paid held in trust by the Holder for the benefit of the Superior Holders and shall forthwith be paid over or delivered and transferred to the Superior Holders (pro rata to each such Superior Holder on the basis of the respective amounts of Superior Indebtedness held by such Superior Holder) or their representatives, to the extent necessary to pay all Superior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the Superior Holders.

      The foregoing subordination shall apply, notwithstanding the availability of any collateral to the Superior Holders or the actual date and time of execution, delivery, recordation, filing or perfection of the Superior Holders? interest in collateral, or the lien or priority of payment thereof, and notwithstanding the fact that any monies owed to the Superior Holders or any claim for the Superior Indebtedness is declared to be fraudulent or preferential, subordinated, avoided, set aside or disallowed, in whole or in part, pursuant to Title 11 of the United States Code (the "Bankruptcy Code?) or other applicable federal or state law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal or state law, the Superior Indebtedness shall include all fees and interest accrued on the Superior Indebtedness in accordance with and at the rates specified in the documents underlying and evidencing the Superior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claims for such fees or interest are not allowed pursuant to applicable law.

      In any case commenced by or against the Company or an affiliate of the Company under any chapter of the Bankruptcy Code or any similar federal or state statute while CSFB remains a Superior Holder, (i) the Holder shall not vote affirmatively in favor of any plan of reorganization or liquidation proposed by or for the Company or any affiliate of the Company unless Superior Holder grants its prior written permission thereto or votes to accept such plan, (ii) the Holder shall file a proof of claim against the Company for its claims under this Note at least five (5) business days before the last day for filing proofs of claims and shall send to CSFB a copy of such proof of claim with evidence of filing with the appropriate court and authority, and (iii) if the Holder fails to timely file sufficient proofs of claim, CSFB may file proofs of claim on behalf of the Holder. The Holder hereby authorizes CSFB to intervene and fully participate in any objection to such proofs of claim, if CSFB chooses to do so in its sole discretion.

      Standstill. The Holder of this Note agrees, for so long as CSFB is a Superior Holder and for 91 days thereafter, that:

            (a) it shall simultaneously send to CSFB due notice of any and all defaults under this Note as well as copies of all notices required to be delivered to or by the Company pursuant to this Note; and

            (b) it shall not, without the prior written consent of CSFB, which consent may be withheld in CSFB's sole discretion, (i) declare a default, monetary or non-monetary, under this Note, (ii) accelerate the indebtedness evidenced by this Note, (iii) commence any enforcement or collection proceeding on this Note including, but not limited to, signing or filing an involuntary petition against the Company or any of its affiliates under the Bankruptcy Code or other applicable federal or state law, (iv) obtain any receiver or other custodian of the assets of the Company or any affiliate of the Company, (v) accept any security interest in collateral of the Company or any affiliate of the Company, or (vi) exercise any bankers lien or rights of set-off or recoupment.

      This Standstill provision shall remain in full force and effect and shall bind the Holder of this Note until the later of (i) 91 days after the final repayment and full satisfaction of the CSFB Indebtedness, including any amounts outstanding as a result of any refinancing or restructuring of the CSFB Indebtedness or (ii) March 31, 1999.

      The Holder acknowledges and agrees that the Superior Holders have relied upon and, to the extent applicable, will continue to rely upon the Subordination and Standstill provisions contained herein in extending credit to the Company and amending the terms of such credit extension. The Holder acknowledges and agrees that the Superior Holders may enforce by any lawful means the Subordination and Standstill provisions contained herein. The Holder waives notice of or proof of reliance hereon and protest, demand for payment and notice of default.

      The Superior Holders shall not be prejudiced in their rights to enforce the Subordination and Standstill provisions contained herein in accordance with their terms by any act or failure to act on the part of the Company.

      The Subordination and Standstill provisions contained herein are (i) for the benefit of the Superior Holders and may not be rescinded, canceled, amended or modified in any way without the prior written consent thereto of the Superior Holders and (ii) solely for the purpose of defining the relative rights of the Superior Holders on the one hand, and the Holder on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligation of the Company to pay the principal and interest on this Note in accordance with its terms, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the Superior Holders as herein provided.

      Parity of Notes. This Note and several other notes in the aggregate principal amount of $3,762,000.00 (the "Notes") have been issued as of October 26, 1998 by the Company in exchange for 12% Junior Subordinated Promissory Notes of the Company in the aggregate principal amount of $3.3 million (the "Exchange"). In the event the Company elects to prepay any amounts under the Notes issued in the Exchange, the Company shall make such prepayment to all Holders of Notes in proportion to the principal amount of such Notes. In the event any Holder of Notes issued in the Exchange elects to accelerate Notes held by such Holder as a result of an event of default, the Company shall notify the Holder of this Note of such event. In the event of a default under this Note or any other Notes issued in the Exchange, all Holders of Notes issued in connection with the Exchange shall be deemed to have equal parity.

      Waivers. The Company (i) waives presentment, demand and protest of every kind respecting this Note, and (ii) agrees that the Holder hereof, at any time or times, without notice to or the consent of the Company, may grant extensions of time, without limit as to the number or the aggregate of such extensions, for the payment of any principal or interest due hereon. No delay or omission by the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

      In the event any payment by or on behalf of the Company to the Holder is held to constitute a preference under the bankruptcy laws, or any other applicable federal or state bankruptcy, insolvency or other similar law, and by reason thereof the Holder is required to refund such payment or pay the amount thereof to any party, such payment by or on behalf of the Company to the Holder shall not constitute a release of the Company from any liability hereunder to the extent of such payment, but the Company agrees to pay the amount of such payment, together with the interest thereon, to the Holder upon demand.

      Governing Law. This Note shall be deemed to have been delivered by the Company in Norfolk, Virginia, and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

      Jurisdiction. The Company irrevocably submits to the jurisdiction of any court of the Commonwealth of Virginia or any federal court located in the Commonwealth of Virginia in any suit, action or proceeding arising out of or related to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final non-appealable judgment in any such suit, action or proceeding shall be conclusive and binding upon the Company. The Company consents to process being served in any suit, action or proceeding of the nature referred to herein by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company last known to the Holder. The Company irrevocably waives, to the fullest extent permitted by law, all claim or error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction), and the Company agrees that such service (a) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and
(b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Nothing in this Agreement shall affect the right of the Holder to serve process in any manner permitted by law or limit the right of the Holder to bring proceeding against the Company in the courts of any jurisdiction or jurisdictions.

      Waiver of Jury Trial. The Company waives trial by jury in any action or proceeding to which the Company and the Holder may be parties arising out of, in connection with, or in any way pertaining to this Note. It is agreed and understood that this waiver constitutes a waiver by trial by jury of all claims against all parties to such actions or proceedings. This waiver is knowingly, willingly and voluntarily made by the Company, and the Company hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Company further represents and warrants that it has been represented in the signing of this document and in the making of this waiver by independent legal counsel, or has had the opportunity to be represented by independent legal counsel selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

      Registration or Transfer. This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his, her or its attorney duly authorized in writing. The Holder hereby agrees to notify the Company prior to any transfer of the Note and to comply with the legend on the face of this Note.

      Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified mail, return receipt requested or by telecopier, followed by certified mail, return receipt requested, or by overnight service guaranteeing next day delivery, and providing proof of delivery, addressed as set forth below or at such other address as may be designated by the Company in a notice given hereunder to the Holder

        (a)    If to the Company:   AutoInfo, Inc.
                                    One Paragon Drive
                                    Suite 255
                                    Montvale, New Jersey 07645
                                    Attn:  Mr. Scott Zecher
                                    Telecopier No.: 201-930-0022

               With a copy to:      Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York 10022
                                    Attn:  Kenneth S. Rose, Esq.
                                    Telecopier No.: 212-838-9190

        (b)    If to CSFB:          Credit Suisse First Boston
                                      Mortgage Capital LLC
                                    11 Madison Avenue, 7th floor
                                    New York, NY 10010
                                    Attn:  Principal Transaction Group
                                    Telecopier No.:  212-325-9964

               With a copy to:      Thacher Proffitt & Wood
                                    Two World Trade Center
                                    New York, New York 10048
                                    Attn:  Jeffrey Murphy, Esq.
                                    Telecopier No.: 212-912-7751

      (b) If to the Holder, at the address and telecopier number set forth on the books of the Company.

      No Recourse Against Others. A director, officer, employee, stockholder, trustee or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of any such obligations or their creation, absent such individuals actual fraud. The Holder, by accepting this Note, waives and releases all such liability.

      Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

WITNESS the following signature(s) and seal(s).

                                        AUTOINFO, INC.


                                        By:
                                           -------------------------------------
                                           Scott Zecher, Chief Executive Officer

The Holder hereby agrees to and accepts
the terms and conditions set forth
herein.

---------------------------
        , Holder

                         FORM OF TRANSFEREE CERTIFICATE

                     [Letterhead of Prospective Purchaser or
                         U.S. Registered Broker-Dealer]

                                                          Date: __________
AutoInfo, Inc.
One Paragon Drive
Suite 255
Montvale, New Jersey 07645
Attn:  Mr. Scott Zecher

Dear Sirs:

I. We hereby request that $_________ aggregate principal amount of ten percent (10%) Junior Subordinated Notes (the "Notes"), of AUTOINFO, Inc., a Delaware corporation, be registered in the name set forth below and confirm that the new beneficial owner is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that is acquiring the notes for investment purposes and not for distribution (within the meaning of the Securities Act); it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it and any accounts for which it is acting are each able to bear the economic risk of its investment; it is acquiring the Notes purchased by it for its own account or for one or more accounts as to each of which it exercises sole investment discretion.

      If this letter is being filled out by a prospective purchaser, the undersigned purchaser confirms that the Notes will only be transferred in accordance with the legend on the Notes, and further, that it understands that in connection with any such transfer, the Company may request, and if so requested the undersigned purchaser will furnish, such certificates and other information as may reasonably be required to confirm that any such transfer complies with the restrictions set forth therein.

II. For Qualified Institutional Buyers:

      |_| The Notes are being transferred to a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act), which person has been advised that the Notes have been sold or transferred to it in reliance upon Rule 144A.

III. The Notes should be registered as follows (unless the box under II above is checked):

Name:

Address:

Tax Identification Number:

Physical Location of Notes (including address):

Address:

Contact:

IV. If this letter is being completed by a U.S. registered broker-dealer on behalf of the transferee, the undersigned broker-dealer confirms that (a) it has delivered to the transferee a notice regarding the restrictions on transfer of the Notes by such transferee as set forth in the legend on the Notes and (b) to the best of its knowledge, the information provided herein about the transferee is true and correct.

      We represent that we have read the Notes and understand that they are subordinate to all Superior Indebtedness (as defined in the Notes).

      You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,
                                        [Name of Prospective Purchaser or U.S.
                                        Registered Broker-Dealer]


                                        By:
                                           -------------------------------------
                                           Title: